BROADVIEW OPPORTUNITY FUND

AUGUST 22, 2019 SPECIAL MEETING OF SHAREHOLDERS
IMPORTANT SHAREHOLDER INFORMATION

Please help us by casting your proxy vote today.

VOTE TODAY! VOTING IS QUICK AND EASY

Dear Fellow Shareholder:
Thank you for being an investor in the Broadview Opportunity Fund.

We recently sent you proxy materials concerning an important proposal regarding your investment.
Your vote is critical to this process.
We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.
Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.
Sincerely,

/s/ Richard E. Lane

Richard E. Lane, President
Broadview Funds Trust